Exhibit 99.1

News Release CRESTWOOD MIDSTREAM PARTNERS LP 700 Louisiana Street, Suite 2550 Houston, TX 77002 www.crestwoodlp.com

Crestwood Midstream Announces Pricing of Private Offering of $500 Million of 5.75% Senior Notes Due 2025

HOUSTON, TEXAS, March 7, 2017 – Crestwood Midstream Partners LP (“CMLP”), a wholly-owned subsidiary of Crestwood Equity Partners LP (NYSE: CEQP), announced today that it has priced $500 million in aggregate principal amount of 5.75% unsecured Senior Notes due 2025 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed on a senior unsecured basis by all of CMLP’s subsidiaries that guarantee its existing notes and the indebtedness under its revolving credit facility. The Company expects to close the offering on March 14, 2017.

CMLP expects to use the net proceeds from this offering, together with borrowings under its revolving credit facility, to fund two concurrent cash tender offers (the “Tender Offers”) to purchase any and all of its outstanding 6.0% Senior Notes due 2020 and 6.125% Senior Notes due 2022 (collectively, the “Tender Notes”) and for general partnership purposes. The Tender Offers are being made pursuant to an Offer to Purchase dated March 7, 2017. To the extent that the Tender Offers are not completed or the net proceeds of this offering exceed the amount needed to fund the Tender Offers, CMLP may use the remaining net proceeds from the offering for general partnership purposes, which may include redeeming or otherwise repurchasing Tender Notes, reducing borrowings under its revolving credit facility, repaying other indebtedness and funding working capital, capital expenditures and acquisitions.

The Notes and the related guarantees will be offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

Forward-Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. These risks and assumptions are described in CMLP’s most recent annual report on Form 10-K and other reports that are available from the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. We undertake no obligation to update any forward-looking statement, except as otherwise required by law.

NEWS RELEASE

About Crestwood Midstream Partners LP

Houston, Texas, based CMLP is a limited partnership and wholly-owned subsidiary of CEQP that owns and operates midstream businesses in multiple unconventional shale resource plays across the United States. CMLP is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation, terminalling, and marketing of NGLs; and gathering, storage, terminalling and marketing of crude oil.

Source: Crestwood Midstream Partners LP

Crestwood Midstream Partners LP

Investor Contact

Josh Wannarka, 713-380-3081

josh.wannarka@crestwoodlp.com

Vice President, Investor Relations

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